UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2022

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On November 22, 2022, Mustang Bio, Inc. (the “Company”) was notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Staff had granted the Company’s request to transfer the listing of its common stock, par value $0.0001 per share (the “Common Stock”), from The Nasdaq Global Market tier to The Nasdaq Capital Market tier as well as the Company’s request for a second 180-calendar day period to regain compliance with the $1.00 bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). To regain compliance with such minimum price requirement, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10, though generally not more than 20, consecutive business days by May 22, 2023. The transfer of the Company’s listing from The Nasdaq Global Market to The Nasdaq Capital Market will take effect with the open of business on Friday, November 25, 2022. The transfer is not expected to impact trading in the Company’s Common Stock, which will continue to trade on Nasdaq under the symbol “MBIO.”

As previously announced, on May 24, 2022, the Staff notified the Company that the bid price for the Company’s Common Stock had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company no longer satisfied Nasdaq Listing Rule 5450(a)(1), the minimum bid price requirement applicable to Global Market issuers. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial 180-calendar day grace period, through November 21, 2022, to regain compliance with the minimum bid price requirement.

Issuers listed on The Nasdaq Global Market are not eligible for a second 180-day grace period under the Nasdaq Listing Rules. However, based upon the Company’s compliance with the various criteria required under Nasdaq Listing Rule 5810(c)(3)(A)(ii) to obtain a second 180-day grace period applicable to issuers listed on The Nasdaq Capital Market, on November 18, 2022, the Company applied to transfer the listing of its common stock to The Nasdaq Capital Market. As noted above, the Staff approved the Company’s transfer application on November 22, 2022.

The Company intends to closely monitor the closing bid price for its Common Stock and consider all available options to timely remedy the bid price deficiency. In the event the Company is not able to demonstrate compliance with the minimum bid price requirement by May 22, 2023, the Staff will provide written notification that the Company’s common stock will be delisted, which the Company may appeal. The Company’s appeal request would stay any delisting action by the Staff at least pending a hearing before the Nasdaq Hearings Panel (the “Panel”) and the expiration of any extension that may be granted by the Panel to the Company following the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: November 25, 2022
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer